Exhibit 10.5

INDEMNITY AGREEMENT

THIS AGREEMENT is made                  , 202

BETWEEN:

NEPTUNE WELLNESS SOLUTIONS INC., a corporation governed by the laws of the Province of Québec (the “Corporation”)

- and -

                     (“Indemnitee”)

RECITALS:

A.

Indemnitee is or has been a duly elected or appointed director or officer of the Corporation or, at the request of the Corporation, a duly elected or appointed director or officer of an Other Entity (as defined below);

B.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party (as defined below) may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of Indemnitee acting as a director or officer of the Corporation or Other Entity;

C.

Indemnitee has agreed to serve or to continue to serve as a director or officer of the Corporation or Other Entity subject to the Corporation providing Indemnitee with directors’ and officers’ liability insurance and an indemnity against certain liabilities and, in order to induce Indemnitee to serve and to continue to so serve, the Corporation has agreed to provide the indemnity in this Agreement; and

D.	The by-laws of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporations Act (Québec), as the same exists on the date of this Agreement or may hereafter be amended;

(b)

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Business Day” means any day, other than a Saturday or Sunday, on which Schedule I Canadian chartered banks in Montréal (Québec) are open for commercial banking business during normal banking hours;

(d)

“Claim” includes any threatened, pending or completed civil, criminal, administrative, arbitrative or investigative or other action, suit or proceeding of any nature or kind in which the Indemnified Party is involved because of the Indemnified Party’s association with the Corporation or Other Entity, whether instituted by the Corporation, Other Entity or any other party (including, without limitation, any governmental entity), or any inquiry or investigation, whether instituted by the Corporation, Other Entity or any other party (including, without limitation, any governmental entity), that the Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding;

(e)	“Entity” means a corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit;

(f)

“Expenses” means all costs, charges, expenses, fees and obligations (including, without limitation, any legal, professional or advisory fees or disbursements) paid or incurred in connection with investigating, defending or participating (as a party, a witness or otherwise) in (including on appeal) or preparing to defend or participate in any Claim;

(g)

“Indemnified Party” means Indemnitee and the affiliates, heirs, attorneys, guardians, estate trustees, executors, trustees, administrators, successors, hires, distributes, legatees, permitted assigns and other successors of Indemnitee and successors (including any successor by reason of amalgamation) and any Entities that Indemnitee owns an interest in, including but not limited to, the Entities specified on Schedule A attached hereto;

(h)

“Losses” includes all Expenses, costs, charges, losses, damages, liabilities, obligations, and amounts paid (including, without limitation, all interests, assessments and other charges paid or payable in connecting with or in respect of any of the foregoing) to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(i)

“Other Entity” means a Subsidiary and any other Entity, in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a director, officer, employee, member, manager, trustee, agent or any other capacity or similar position of such Other Entity[1];

[1]	I don’t think the language you added is correct. This would, for example, require Neptune to indemnify Michael for a Claim against App Connect, even where Neptune is not related to the Claim at all.

(j)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them; and

(k)	“Subsidiary” has the meaning set out in the Act.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

(b)

Submission to Jurisdiction – Each Party submits to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Montréal (Québec), and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

(c)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(e)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(f)

Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

REPRESENTATIONS

2.1	Representations of the Corporation

The Corporation represents and warrants to the Indemnified Party that:

(a)

Incorporation and Corporate Power – The Corporation is a corporation duly incorporated and existing under the laws of Canada and has all necessary corporate power, authority and capacity to enter into this Agreement, to carry out its obligations under this Agreement, to own its assets and to carry on its business as presently conducted.

(b)

Due Authorization – The execution and delivery of this Agreement and the performance of the obligations contemplated by this Agreement have been duly authorized by all necessary corporate action on behalf of the Corporation. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

(c)	No Conflict – The Corporation is not a party to, bound or affected by or subject to any:

(i)	indenture, mortgage, agreement, obligation or instrument;

(ii)	charter or by-law; or

(iii)	applicable law, statute, regulation, rule, order, ordinance, judgment, decree, licence or permit,

that would be violated, breached by, or under which default would occur or an encumbrance would be created as a result of the execution and delivery of this Agreement or the performance of any of the obligations provided for under this Agreement.

2.2	Representations of the Indemnified Party

The Indemnified Party represents and warrants to the Corporation that the Indemnified Party is not an undischarged bankrupt.

ARTICLE 3

INDEMNIFICATION BY CORPORATION AND

OBLIGATIONS OF INDEMNIFIED PARTY

3.1	Indemnification

(a)	General Indemnity – Except in respect of an action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the

Indemnified Party, or except as otherwise provided in this Agreement, the Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to the indemnity under the Act, or as such law may from time to time hereafter be amended to increase the scope of such permitted indemnification (but in no case less than the extent permitted under the law in effect as of the date hereof) from and against any and all Losses relating to, resulting from or arising out of any Claim, provided that the indemnity provided for in this Section 3.1(a) will only be available if:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation or Other Entity, as the case may be; and

(ii)

in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)

Indemnity as of Right – Notwithstanding anything in this Agreement, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(i)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(ii)	fulfils the conditions set out in Sections 3.1(a)(i) and (a)(ii) above.

(c)

Derivative Claims – In respect of any action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or Other Entity, the Corporation shall make application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for Losses incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such Losses provided the Indemnified Party fulfils the conditions set out in Sections 3.1(a)(i) and (a)(ii) above and provided that such advance or indemnification is not prohibited under any applicable statute and provided the Indemnified Party shall repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 3.1(a)(i) and (a)(ii) above.

(d)

Incidental Expenses – Except to the extent such costs, charges or Expenses are paid by the Other Entity, the Corporation shall pay or reimburse the Indemnified Party for the Indemnified Party’s reasonable travel, lodging or accommodation costs, charges or Expenses paid or incurred by or on behalf of the Indemnified Party in carrying out the Indemnified Party’s duties as a director or officer of the Corporation or Other Entity.

(e)

Specific Indemnity for Statutory Obligations – Without limiting the generality of the preceding Sections 3.1(a) through (d) of this Agreement, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all costs, charges, expenses, fees, damages or liabilities arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation or Other Entity in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Section 3.1(e) will only be available if the Indemnified Party fulfils the conditions in Sections 3.1(a)(i) and (a)(ii) above.

(f)

Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled. In connection with any determination as to whether the Indemnified Party is entitled to be indemnified hereunder, there will be a presumption that the Indemnified Party is so entitled, and the burden of proof shall, to the extent permitted by law, be on the Corporation to establish that the Indemnified Party is not so entitled.

(g)

Advance of Expenses – Subject to Section 3.1(c) of this Agreement, the Corporation may, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or Expenses which the Indemnified Party determines likely to be payable in connection with investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of the Corporation and the Court (if required), to the payment thereof as an indemnity and provided that the Indemnified Party fulfils the conditions set out in Sections 3.1(a)(i) and (a)(ii) above. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Sections 3.1(a)(i) and (a)(ii) above, or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand.

3.2	Notice of Proceedings

The Indemnified Party shall, as a condition precedent to the Indemnified Party’s right to be indemnified under this Agreement, give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation, the Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it, or any Other Entity, being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement.

3.3	Subrogation

Subrogation – The Corporation: Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party), the Corporation may, and upon the written request of the Indemnified Party shall, by notice in writing to the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

3.4	Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity under this Agreement, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof and the fees and disbursements of such counsel shall be at the Corporation’s expense.

3.5	Settlement of Claim

No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent. No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party.

3.6	Determination of Right to Indemnification

If the payment of an indemnity or the advancement of funds under this Agreement requires the approval of a court, under the provisions of the Act or otherwise, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such funds by the Corporation pursuant to this Agreement.

3.7	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation, the constating documents of any Other Entity, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or Other Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

ARTICLE 4

INSURANCE

4.1	Liability Insurance

(a)

Insurance Policy – So long as Indemnitee is a director or officer of the Corporation or an Other Entity, the Corporation shall maintain at all times a directors’ and officers’ liability insurance with a responsible insurer, with a scope of coverage that is at least as broad, in all material respects, as the Corporation’s directors’ and officers’ liability insurance in place as of the date of this Agreement.[2]

(b)

Currency of Policy – The Corporation shall provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this Section 4.1 promptly after such coverage is obtained, and shall promptly notify the Indemnified Party if the insurer cancels or refuses to renew such coverage (or any part of such coverage).

(c)

Coverage – The Corporation shall not do any act or thing (including changing insurers) or fail to do any act or thing, that could cause or result in a denial of insurance coverage or of any claim under such coverage; without limiting the generality of the foregoing, the Corporation shall give prompt and proper notice to the insurer of any claim against the Indemnified Party.

ARTICLE 5

MISCELLANEOUS MATTERS

5.1	Continuance

The Corporation shall give to the Indemnified Party fifteen (15) days’ notice of any application by the Corporation for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Corporation will be continued and the proposed date of continuance. Upon receipt of such notice, the Indemnified Party may require the Corporation to agree to such amendments to this Agreement as the Indemnified Party, acting reasonably, considers necessary or desirable in order to provide the Indemnified Party with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance.

[2]	More than this is already specified in the employment agreement for Michael and there’s no reason to specify this for other directors and officers.

5.2	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

5.3	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or Other Entity.

5.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

5.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 6

GENERAL

6.1	Term

This Agreement shall survive after the Indemnified Party has ceased to act as a director or officer of the Corporation or Other Entity.

6.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or Other Entity.

6.3	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

6.4	Enurement

This Agreement enures to the benefit of, is binding upon, and is enforceable by the Parties and the affiliates, heirs, attorneys, guardians, estate trustees, executors, trustees, administrators, successors, heirs, distributes, legatees, permitted assigns and other successors of the Indemnified

Party, any Entities that Indemnitee owns an interest in, including but not limited to, the entities specified on Exhibit A attached hereto, and the successors (including any successor by reason of amalgamation) and permitted assigns of the Corporation.

6.5	Amendments

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

6.6	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party, to the Indemnified Party’s address on file with the Corporation.

(b)	in the case of a Notice to the Corporation at:

Neptune Wellness Solutions Inc.

545 Promenade du Centropolis, Suite 100

Laval, Québec

H7T 0A3

Attention:        Chairman

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

6.7	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement, or evidencing any loan or advance made pursuant to Section 3.1(g) hereof.

6.8	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

6.9	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and the counterparts may be executed and delivered by electronic means, with all counterparts together constituting one agreement.

6.10	Language

The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

NEPTUNE WELLNESS SOLUTIONS INC.

By:
Name: John Moretz
Title: Chairman of the Board

[Witness to signature of Indemnified Party]	[NAME]

Schedule A

Entities